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                                                                    Exhibit 23.4
                                                                    ------------

                  Consent of Vedder, Price, Kaufman & Kammholz
                  --------------------------------------------

     We hereby consent to the use of our name in the second paragraph of the section "Certain Tax Aspects" and in the second sentence of the first paragraph in the section "Certain Illinois Taxes" and in the section "Legal Opinions" in the Prospectus Supplement dated April 5, 2000, supplementing the Prospectus dated December 7, 1995, constituting part of the Registration Statement on Form S-3 (No. 33-64697) filed by GATX Rail Corporation (formerly known as General American Transportation Corporation).


                                           /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ

April 13, 2000